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                                                                  EXHIBIT 10.8

                                                                  Execution Copy


                   INTERMEDIA PARTNERS OF WEST TENNESSEE, L.P.
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT


                  THIS AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "Agreement"), made and entered into as of the 27th day of December, 1990 by and between INTERMEDIA MANAGEMENT, INC., a California corporation ("IMI"), and INTERMEDIA PARTNERS OF WEST TENNESSEE, L.P., a California limited partnership ("West Tennessee"), with reference to the following facts and circumstances,

                              W I T N E S S E T H:

                  Whereas West Tennessee is the owner of cable television systems in various locations in the United States (such systems, together with any other cable television systems acquired by West Tennessee in the future, the "Systems"); and

                  Whereas West Tennessee desires to retain IMI to provide certain administrative services in connection with the management and operation of the Systems; and

                  Whereas West Tennessee understands that IMI is a multi-purpose corporation and will be providing similar services to other cable systems:


                  N o w, T h e r e f o r e, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Engagement. West Tennessee hereby engages IMI to provide the administration services set forth in Section 3 hereof in connection with the Systems, and IMI hereby accepts such engagement, subject to and upon the terms and conditions hereof.

                  Section 2. Term. The initial term of this Agreement (the "Initial Term") shall commence on the date hereof and shall continue until the earlier of (i) three (3) years from the date hereof and (ii) the date this Agreement is terminated by either party hereto in accordance with Section 6 hereof. Notwithstanding the foregoing, this Agreement shall be automatically extended following the Initial Term for successive terms of six (6) months in duration, unless one of the parties hereto has given at

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least thirty (30) days' notice to the other that it wishes to terminate this
Agreement pursuant to Section 6(c) hereof.

                  Section 3. Duties and Authority of IMI. IMI shall provide the following administrative services with respect to the operation of the Systems during the term of this Agreement:

                  (a) Establishment and maintenance of all accounting, bookkeeping, billing, collections and other financial systems and records relating to the Systems and the preparation of appropriate monthly financial reports to be furnished to West Tennessee;

                  (b) Preparing and filing, or causing to be prepared and filed, all periodic reports to governmental and regulatory agencies, preparing and maintaining, or causing to be prepared and maintained, all records, documents and reports of operations, including employment and personnel activities, in compliance with applicable laws and regulations, including, but not limited to, any equal employment opportunity compliance reporting;

                  (c) Establishment and maintenance of all other records relative to the operation of the Systems; and

                  (d) Administration of West Tennessee's employee benefit plans, including any plans, programs, agreements, policies, commitments or other arrangements which provide benefits to the employees of West Tennessee, and ensuring compliance with applicable laws governing the administration and operation of such employee benefit plans.

                  All records and reports established, prepared or maintained by IMI for West Tennessee shall be the property of West Tennessee, and West Tennessee and its duly authorized representatives, partners, agents and attorneys shall have reasonable access thereto.

                  Section 4.  Direct Cost Reimbursement and
                              Administrative Fee.

                  (a) In consideration of the services to be provided to West Tennessee by IMI pursuant to this Agreement, IMI shall be reimbursed for the cost of IMI's Directly Allocated Expenditures ("Direct Expenditures") which are incurred by IMI for the direct benefit of West Tennessee (including, but not limited to, out-of-pocket expenses, insurance costs and consulting fees as IMI deems

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is directly related to the administration of West Tennessee).

                  (b) In consideration of the services to be provided to West Tennessee by IMI pursuant to this Agreement, (i) IMI shall receive cost plus two percent (2%) of such portion of IMI's General Overhead Expenditures ("Overhead") which are incurred by IMI for the direct benefit of West Tennessee (including, but not limited to, salaries and benefits; office rental and other costs incurred to provide financial records); and (ii) IMI shall receive the cost, as measured by the associated depreciation or amortization (as claimed in the federal income tax return of IMI), plus two percent (2%) thereof, of such portion of IMI's Capital Expenditures ("Capital Expenditures") which are incurred by IMI in connection with the Overhead as incurred by IMI for the direct benefit of West Tennessee (including, but not limited to, furniture, computers and leasehold improvements.) All charges for the direct benefit of West Tennessee under this subparagraph (b) shall be determined based on the ratio of basic subscribers of West Tennessee to all basic subscribers served by systems for which IMI provides administrative services similar to those provided hereunder. The determination of which category an expenditure under either subparagraph (a) or (b) relates to shall be determined by IMI. IMI shall not be entitled to any other fees or compensation for its services pursuant to this Agreement.

                  (c) Fifteen (15) days after the end of each month, IMI will notify West Tennessee of the cost of the Direct Expenditures applicable to West Tennessee. West Tennessee shall make payment to IMI of such costs within fifteen
(15) days of receipt of such notice.

                  (d) Fifteen (15) days after the end of each month, IMI will notify West Tennessee of the cost of the Overhead applicable to West Tennessee. West Tennessee shall make payment to IMI of such costs within fifteen (15) days of receipt of such notice. The payment of the charge of two percent (2%) above the cost of the Overhead shall be deferred as set forth in subparagraph (f) below.

                  (e) Fifteen (15) days after the end of each year, IMI will notify West Tennessee of the cost of the Capital Expenditures applicable to West Tennessee and West Tennessee shall make payment to IMI within fifteen (15) days of receipt of such notice. The payment of the charge of two percent (2%) above the cost of the Capital Expenditures shall be deferred as set forth in subparagraph (f) below.

                  (f) Payment of all remaining fees owing to IMI under this Agreement after payment as provided for in

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subparagraphs (d) and (e) above shall be deferred until the later of (i) the sale of all or substantially all of the assets of West Tennessee; or (ii) payment of all debt of West Tennessee which is currently outstanding or which is incurred under that certain Loan Agreement dated as of September 11, 1990, among West Tennessee, Robin Cable Systems, L.P. and General Electric Capital Corporation.

                  (g) Notwithstanding any termination of this Agreement pursuant to Section 2, IMI shall remain entitled (i) to receive the fees set forth in Paragraphs 4(a) and 4(b) until the termination notice period set forth in
Section 2 lapses; (ii) to receive any amounts deferred under subparagraphs (d) or (e), which shall be paid in accordance with subparagraph (f); and (iii) West Tennessee shall assume such portion of all of IMI's contracts and obligations as IMI determines is comparable to the amount of such contracts and obligations West Tennessee had been charged prior to such termination, including without limitation a portion of its leases, equipment contracts and personnel obligations for the remainder of the then applicable term of such obligations.

                  Section 5. Indemnification by West Tennessee. West Tennessee shall indemnify IMI, its officers, directors, employees and control persons and hold them harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) which they may incur by reason of IMI's duties or obligations hereunder, except that indemnification shall not be permitted for acts constituting gross negligence or willful misconduct.

                  Section 6. Termination.

                  (a) Termination at Option of West Tennessee. This Agreement shall be terminable at the option of West Tennessee at any time in the event (i) IMI is convicted of a felony crime which becomes final following expiration of the applicable appeal period; (ii) IMI shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek to consent to or acquiesce in the appointment of any trustee, receiver or liquidator or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; (iii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against IMI seeking any reorganization, dissolution or similar relief under any

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federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of IMI shall be appointed without the consent or acquiescence of IMI and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); (iv) a final judgment shall be rendered against IMI in which it is determined that IMI has engaged in fraudulent conduct (x) materially and adversely affecting IMI's ability to discharge its obligations under this Agreement or (y) against West Tennessee and had a material adverse impact on the operations (or the results of operations) of the Systems; or (v) IMI shall have engaged in an act of gross negligence or of willful misconduct, or in a pattern of conduct wherein it shall have failed to perform its duties hereunder, such that such gross negligence, willful misconduct or pattern of conduct, as the case may be, has resulted or would result in a materially adverse impact on the operations (or the results of operations) of the Systems. West Tennessee's rights to terminate this Agreement set forth in this Section 6 are independent of each other and the giving or receipt of notice to terminate this Agreement as provided in one clause of this
Section 6 shall not preclude West Tennessee earlier terminating this Agreement as provided in any other clause of this Section 6. The giving or receipt of notice to terminate shall not relieve IMI of its obligations during the period prior to the time such termination takes effect.

                  (b) Termination at Option of IMI. This Agreement shall be terminable at the option of IMI at any time in the event that West Tennessee fails to pay the fees or reimburse the expenses within the time provided hereunder and such failure to pay continues for thirty (30) days following notice to West Tennessee of such failure.

                  (c) Termination After Initial Term. This Agreement may be terminated by either West Tennessee or IMI (for any reason, with or without cause) after the Initial Term by not less than thirty (30) days' written notice delivered to the other party; provided that such termination shall be effective only as of the end of the Initial Term (if such notice is given at least thirty
(30) days prior to the end of the Initial Term) or as of the end of any successive six (6) month term thereafter (if such notice is given after the end of the Initial Term or less than thirty (30) days prior to the end of the Initial Term).

                  (d) Return of Information. Upon termination of this Agreement, all books and records in the possession of IMI relating to the maintenance and operation of and

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accounting for the Systems together with all supplies and other items of property owned by West Tennessee and in IMI's possession shall be delivered to West Tennessee, and IMI's right to compensation shall cease; provided, however, that IMI shall be entitled to be fully compensated for services rendered prior to the date of termination; and provided further, that the provisions of Section 5 hereof shall remain in full force and effect and shall survive such termination.

                  Section 7. Miscellaneous Provisions.

                  (a) Assignment. IMI shall be entitled to assign as collateral its right to receive compensation hereunder, but may not assign this Agreement and its other rights, duties and obligations hereunder to any person, other than: (i) a wholly owned subsidiary of IMI; (ii) a corporation or partnership which owns 100% of the stock in IMI immediately prior to such assignment; or
(iii) a wholly owned subsidiary of the corporation or partnership referred to in clause (ii) immediately above, without the consent of West Tennessee; provided, however, that any assignment to an entity described in clause (i), (ii) or (iii) immediately above may be made (x) only in the event that the management of such assignee shall be essentially the same as IMI immediately prior to such assignment and (y) only upon the consent of West Tennessee, which consent shall not be unreasonably withheld. This Agreement may not otherwise be assigned by any party hereto without the consent of the other party.

                  (b) Successors Bound. Subject to the provisions of Section 7(a) immediately above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (c) Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail, postage prepaid, sent certified or registered, return receipt requested, and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of delivery; any notice so sent by overnight courier shall be deemed to be received one (1) business day after the date sent; and any notice so mailed shall be deemed to be received on the date shown on the return receipt (evidence of rejection of delivery or inability to deliver because of a changed address of which no notice was given pursuant to the provisions of this Agreement shall be deemed to be a receipt).


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         If to West Tennessee:      InterMedia Partners
                                    of West Tennessee, L.P.
                                    235 Montgomery Street
                                    Suite 420
                                    San Francisco, CA 94104
                                    Attn:  Leo J. Hindery, Jr.

         If to IMI:                 InterMedia Management, Inc.
                                    235 Montgomery Street
                                    Suite 420
                                    San Francisco, CA 94104
                                    Attn:  Leo J. Hindery, Jr.

         Both with                  Pillsbury, Madison & Sutro
         copy to:                   P.O. Box 7880
                                    San Francisco, CA 94120
                                    Attn:  Gregg Vignos, Esq.

                  (d) Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

                  (e) Entire Agreement. This Agreement represents the entire agreement among the parties relating to the subject matter hereof.

                  (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  (g) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

                  (h) Severability. If any provision herein is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement, and the remainder of this Agreement shall not be affected or impaired thereby.

                  (i) Attorneys' Fees. If any action, including, without limitation, arbitration, should arise among the parties hereto under this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

                  (j) Further Assurances. The parties hereto agree to execute any and all such further agreements, instruments or

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documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.


                  IN WITNESS WHEREOF, the parties have set their hands effective as of January 1, 1990.


                                   INTERMEDIA PARTNERS OF WEST
                                   TENNESSEE, L.P.


                                   By INTERMEDIA PARTNERS, a
                                      California limited partnership

                                      Its General Partner

                                      By INTERMEDIA CAPITAL MANAGEMENT,
                                         a California limited
                                            partnership

                                         Its General Partner


                                         By /s/ Leo J. Hindery, Jr.
                                            __________________________
                                                Leo J. Hindery, Jr.
                                             Managing General Partner



                                   INTERMEDIA MANAGEMENT, INC.,
                                   a California corporation



                                   By /s/ Leo J. Hindery, Jr.
                                      ____________________________
                                          Leo J. Hindery, Jr.
                                              President


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